As filed with the Securities and Exchange Commission on August 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45 Fremont Street, Suite 2800

San Francisco, California 94107

(Address of Principal Executive Offices)

2008 Equity Inducement Plan

(Full Titles of the Plans)

Niccolo M. de Masi

President and Chief Executive Officer

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 45 Fremont Street, Suite 2800 San Francisco, CA 94107	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	1,050,000(2)	$3.235(3)	$3,396,750	$395

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	The number of shares of common stock registered hereby consists of shares authorized to be issued under the 2008 Equity Inducement Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on August 9, 2011.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,050,000 shares under the Registrant’s 2008 Equity Inducement Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 31, 2008 (Registration No. 333-149996) and on March 31, 2010 (Registration No. 333-165813).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Form S-8) are incorporated by reference into this Item 8.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 15, 2011.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi and Eric R. Ludwig, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Niccolo M. de Masi	President, Chief Executive Officer and Director	August 15, 2011
Niccolo M. de Masi	(Principal Executive Officer)

/s/ Eric R. Ludwig	Senior Vice President, Chief Financial Officer	August 15, 2011
Eric R. Ludwig	and Chief Administrative Officer (Principal Accounting and Financial Officer)

/s/ Matthew A. Drapkin	Director	August 15, 2011
Matthew A. Drapkin

/s/ Ann Mather	Director	August 15, 2011
Ann Mather

/s/ William J. Miller	Director	August 15, 2011
William J. Miller

/s/ Hany M. Nada	Director	August 15, 2011
Hany M. Nada

/s/ A. Brooke Seawell	Director	August 15, 2011
A. Brooke Seawell

/s/ Benjamin T. Smith, IV	Director	August 15, 2011
Benjamin T. Smith, IV

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EXHIBIT INDEX

Number	Exhibit Title

4.01	Form of Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-139493) filed with the Commission on December 19, 2006).

4.02	Form of Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 99.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 28, 2008).

4.03	2008 Equity Inducement Plan, as amended and restated on August 1, 2011.

4.04	Forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement under the 2008 Equity Inducement Plan (Incorporated herein by reference to Exhibit 10.05 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 31, 2010).

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.01	Power of Attorney (see signature page of this Registration Statement).